Exhibit 99.1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated February 14, 2022

TULLIS-DICKERSON CAPITAL FOCUS III, L.P.

By:	Tullis-Dickerson Partners III, L.L.C., its general partner

By:	/s/ James L.L. Tullis
	Name:	James L.L. Tullis
	Title:	Manager

TULLIS-DICKERSON PARTNERS III, L.L.C.

By:	/s/ James L.L. Tullis
	Name:	James L.L. Tullis
	Title:	Manager

TULLIS GROWTH FUND, L.P.

By:	Tullis-Growth Partners, L.L.C., its general partner

By:	/s/ James L.L. Tullis
	Name:	James L.L. Tullis
	Title:	Manager

TULLIS-GROWTH PARTNERS, L.L.C.

By:	/s/ James L.L. Tullis
	Name:	James L.L. Tullis
	Title:	Manager

TULLIS GROWTH FUND II, L.P.

By:	Tullis-Growth Partners II, L.L.C., its general partner

By:	/s/ James L.L. Tullis
	Name:	James L.L. Tullis
	Title:	Manager

TULLIS-GROWTH PARTNERS II, L.L.C.

By:	/s/ James L.L. Tullis
	Name:	James L.L. Tullis
	Title:	Chief Executive Officer

/s/ James L.L. Tullis
JAMES L.L. TULLIS, Individually